Exhibit 10.04

Technology Innovations, LLC

15 Schoen Place

Pittsford, NY 14534

August 1, 2008

Naturalnano, Inc.

15 Schoen Place

Pittsford, NY 14534

Ladies and Gentlemen:

Technology Innovations, LLC (“TI”) is the holder of approximately 69,303,189 shares (the “TI Stock”) of the outstanding common stock of Naturalnano, Inc., a Nevada corporation (the “Company”), which represents a majority of the outstanding common stock of the Company.

TI hereby agrees to transfer, at the direction of the Company, all equity ownership interests in the Company held and/or beneficially owned, directly or indirectly, by TI (expressly including the TI Stock, the “Equity Interests”) to the transferee or transferees designated by the Company for an aggregate consideration (for all such Equity Interests) of not more than $1,000. TI (i) hereby irrevocably authorizes the Company’s transfer agent to make a notation in the stock ledger of the Company identifying the TI Stock subject to this agreement and prohibiting transfer of the Equity Interests except in accordance with the terms hereof and (ii) covenants to deliver to the Company, within three business days of the date hereof, all certificates and other instruments evidencing the Equity Interests together with stock powers or other instruments necessary to effect transfer of such Equity Instruments. To the extent the Company has not yet instructed TI to transfer the Equity Interests (or effected such transfer), TI hereby further irrevocably covenants and agrees to vote the Equity Interests in favor of any amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company submitted for a vote of the Company’s stockholders.

TI hereby represents that it has full power and authority to transfer the Equity Interests at the direction of the Company as contemplated hereby, that it has received adequate consideration for this agreement, that such Equity Interests are not subject to any voting, preemptive or other similar agreement and that such Equity Interests are free and clear of all liens and encumbrances of any nature whatsoever.

TI hereby knowingly and voluntarily forever releases, acquits and discharges the Company, its officers, directors, creditors, stockholders and affiliates, and the officers, directors, members, managers and employees of each of them (the “Released Persons”), from and of any and all claims that any of the Released Persons is in any way responsible for the past or current condition or deterioration of the business operations and/or financial condition of the Company or TI, and from and of any and all claims that any of

Exhibit 10.04

the Released Persons breached any duty owed to TI or its affiliates as a stockholder or creditor of the Company, any agreement to loan money or make other financial accommodations available to the Company or to fund any operations of the Company at any time. TI also hereby knowingly and voluntarily forever releases, acquits and discharges the Released Persons from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which TI or its affiliates may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the obligations, this agreement, any or all of the loan documents, and/or any direct or indirect action or omission of the Released Persons.

Very Truly Yours,

TECHNOLOGY INNOVATIONS, LLC

By: /s/Michael Weiner

Name: Michael Weiner

Title: President

Accepted and agreed to this

1st day of August, 2008 by:

NATURALNANO, INC.

By: /s/Cathy A. Fleischer

Name: Cathy A. Fleischer

Title: President